UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010 (January 15, 2010)

DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 15, 2010, DSW Inc. (“DSW”) entered into a share purchase agreement (the “Agreement”) with Retail Ventures, Inc. (“RVI”), pursuant to which RVI sold to DSW 320,000 Class B Common Shares, without par value, of DSW, for an aggregate amount of $8,000,000. The purchase price was funded with existing cash. This transaction was approved by the Audit Committee of the Company. After giving effect to this transaction, RVI continues to own Class B Common Shares of DSW representing approximately 62% of DSW’s outstanding common shares and approximately 93% of the combined voting power of such shares.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.

By: /s/Douglas J. Probst
Douglas J. Probst
Executive Vice President and Chief
Financial Officer

 Date: January 19, 2010